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                                                                     Exhibit 4.1
                                                                     -----------


                              OMNOVA SOLUTIONS INC.
                             OPTION ADJUSTMENT PLAN


                      1. ESTABLISHMENT, PURPOSE AND DURATION
                         -----------------------------------

         1.1 ESTABLISHMENT: The Company hereby establishes a stock option plan as set forth herein, which will be called the "Option Adjustment Plan."

         1.2 PURPOSE: The purpose of the Plan is to reallocate or replace exercisable or unexercisable options under the GenCorp Plans pursuant to the terms and conditions of the Agreement on Employee Matters.

         1.3 EFFECTIVE DATE: The Plan will become effective when approved by the Directors.

         1.4 DURATION OF PLAN: The Plan will commence on the Effective Date and, except as otherwise expressly provided herein, will remain in effect until all rights under Options granted have been exercised or have expired, lapsed, been canceled or otherwise terminated.

                      2. DEFINITIONS AND INTERPRETATION
                         ------------------------------

         2.1 DEFINITIONS: Whenever used in the Plan, the following words shall have the meanings set forth in this Section 2.1 and, when such meaning is intended, the initial letter of the word will be capitalized:

                  (a) ADR AGREEMENT: Agreement to be entered into between GenCorp and the Company substantially in the form filed as Exhibit 10.16 to the Company's Registration Statement on Form 10/A Amendment No. 3 as filed with the Commission on September 15, 1999.

                  (b) AGREEMENT ON EMPLOYEE MATTERS: Agreement to be entered into between GenCorp and the Company substantially in the form filed as Exhibit
10.17 to the Company's Registration Statement on Form 10/A Amendment No. 3 as filed with the Commission on September 15, 1999.

                  (c) BENEFICIARY: The person who (i) a Participant designates as provided in Section 8.1 and, upon the Participant's death, will succeed to the Participant's rights under an Option or (ii), if either the Participant has failed to designate such person or the person so designated has predeceased the Participant, succeeds to the Participant's rights and interests by will or the laws of descent and distribution.

                  (d) BOARD: The Board of Directors of the Company.

                  (e) CODE: The Internal Revenue Code of 1986.



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                  (f) COMMISSION: The Securities and Exchange Commission.

                  (g) COMMITTEE: The Organization & Compensation Committee of the Board or other committee designated by the Directors as provided in Section 4.1.

                  (h) COMPANY: OMNOVA Solutions Inc., an Ohio corporation having its principal offices at 175 Ghent Road, Fairlawn, Ohio 44333-3300.

                  (i) DIRECTOR: A person elected by the Company's shareholders or Directors pursuant to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to serve, and serves during the term of this Agreement, as a Director of the Company.

                  (j) DISABILITY: A permanent and total disability, physical or mental, as defined in the Company's Long Term Disability Plan and as determined by the Committee.

                  (k) EFFECTIVE DATE: The day on which the Plan has been approved by the Directors.

                  (l) EMPLOYEE: Each employee (including, without limitation, a Director who also is an employee) of GenCorp Inc., any subsidiary of GenCorp Inc., the Company or a Participating Subsidiary, who is not in a bargaining unit represented by a labor organization.

                  (m) FORMER EMPLOYEE: Retirees and other former employees of GenCorp Inc., any subsidiary of GenCorp Inc., the Company or any Participating Subsidiary.

                  (n) GENCORP OPTION: An Option granted pursuant to the GenCorp Plans.

                  (o) GENCORP PLANS: The GenCorp Inc. 1993 Stock Option Plan and the GenCorp Inc. 1997 Stock Option Plan.

                  (p) INITIAL GRANT: The date an Employee or Former Employee was granted a GenCorp Option under the GenCorp Plans.

                  (q) MARKET VALUE: The closing price for Shares as reported in the New York Stock Exchange Composite Transactions in the WALL STREET JOURNAL or similar publication selected by the Committee for the relevant date if Shares were traded on such day or, if none were then traded, the last prior day on which Shares were so traded.

                  (r) NON-QUALIFIED STOCK OPTION: An Option granted under the Plan that is not an Incentive Stock Option.

                  (s) OPTION: The right to buy Shares granted under the Plan.

                  (t) OPTION PRICE: The value assigned to exercisable and unexercisable Options pursuant to the terms and conditions of the Agreement on Employee Matters.



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                  (u) PARTICIPANT: An Employee or Former Employee to whom an
Option is granted under the Plan pursuant to the terms and conditions of the Agreement on Employee Matters.

                  (v) PARTICIPATING SUBSIDIARY: Any domestic or Canadian corporation in which the Company owns directly, or indirectly through a subsidiary, at least fifty percent (50%) of the total combined voting power of all classes of stock and whose directors adopt and ratify the Plan.

                  (w) PLAN: The Company's Option Adjustment Plan as described in this document.

                  (x) SHARE: A share of the Company's ten cent ($0.10) par value common stock.

         2.2 GENDER AND NUMBER: Except as otherwise indicated by the context, any masculine term used herein also includes the feminine; any singular term includes the plural thereof; and any plural term includes the singular thereof.

         2.3 TIME OF EXERCISE: Any action or right specified in the Plan may be taken or exercised at any time and from time to time unless a specific time is designated herein for the taking or exercise thereof.

         2.4 AMENDMENTS: The Plan and each law and/or regulation mentioned herein will be deemed to include each and every amendment thereof.

         2.5 SEVERABILITY: If any provision of the Plan is held illegal or invalid for any reason, the illegal or invalid provision will be severed and, to the extent possible, the remaining provisions of the Plan will be enforced as if such illegal or invalid provision had not been included herein.

                      3. SHARES SUBJECT TO THE PLAN
                         --------------------------

         3.1 NUMBER OF AUTHORIZED SHARES: Subject to adjustment as provided in this Article 3, the total number of Shares which may be issued and sold under this Plan may not exceed 4,000,000 Shares and may include either authorized but unissued or reacquired Shares.

         3.2 LAPSED OPTIONS: If, for any reason, any Option granted hereunder is canceled, terminates, expires or lapses as to any Shares, such Shares shall not be added to the total Shares thereafter available for grant under the Plan.

         3.3 ADJUSTMENTS: Subject to the terms of the Agreement on Employee Matters, other provisions hereof notwithstanding, the Committee may make or provide for such adjustments in either the Option Price of Shares or the number of Shares available for and/or covered by Options as the Committee may determine is equitably required as the result of (i) any change in the number of Shares outstanding or the number or kind of any other of the Company's securities into which Shares have been changed or for which they have been exchanged, (ii) any reorganization or change in the Company's capital structure, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.


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                      4. ADMINISTRATION
                         --------------

         4.1 COMMITTEE: The Committee (or any other committee of not less than three (3) Directors, which the Directors may appoint) will administer the Plan. No member of the Committee may be an Employee.

         4.2 POWER OF THE COMMITTEE: Subject to the terms of the Agreement on Employee Matters and the ADR Agreement, the Committee will have full authority and power to: (i) interpret and construe the Plan, any Option and Option granted hereunder and any agreement or instrument entered into under the Plan; (ii) establish, amend and/or waive rules and regulations for the Plan's administration; and (iii) subject to Article 12, amend the terms and conditions of any outstanding Option and any other agreement or instrument entered into under the Plan to the extent such amendment is within the Committee's discretion as provided in the Plan; provided, however, that the Committee shall have no authority or discretion to reduce the Option Price of any outstanding Option except pursuant to Section 3.3.

         4.3 COMMITTEE DECISIONS: The Committee will make all determinations and decisions hereunder by not less than a majority of its members. The Committee may act or take action by written instrument or vote at a meeting convened after reasonable notice, whether conducted by telephone or otherwise. Subject to the terms of the Agreement on Employee Matters and the ADR Agreement, the Committee's determinations and decisions hereunder, and related orders or resolutions of the Directors, will be final, binding and conclusive on all persons, including the Company, its shareholders, Participating Subsidiaries, Employees, Former Employees, Participants and Beneficiaries.

         4.4 DELEGATION: The Committee may delegate any authority or power conferred to it under the Plan, except the powers specified in Section 5.1,
Section 6.4 and Section 6.5, as and to the extent permitted by law.

                      5. ELIGIBILITY AND PARTICIPATION
                         -----------------------------

         5.1 ELIGIBILITY AND PARTICIPATION: Subject to the provisions of Section
6.1 of the Plan and the Agreement on Employee Matters, the Committee may determine Employees and Former Employees to whom an Option will be granted.

         5.2 LIMITATIONS: No Employee will have any right by reason of his employment, service, or office to receive an Option under the Plan. Nothing herein nor the grant of an Option shall be deemed to confer to any Participant any right to continue in the Company's or GenCorp's employ, as the case may be, or limit the Company's or GenCorp's right to terminate any Participant's employment with such employee's respective employer. No Option will be granted under the Plan other than pursuant to Section 6.1.

                      6. STOCK OPTIONS
                         -------------

         6.1 GRANT: Immediately prior to the date of the Distribution (as such term is defined in the Agreement on Employee Matters) Options shall be granted under the Plan as follows:


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                  (a) Each holder of an exercisable GenCorp Option shall receive an option for the same number of shares of the Company's common stock; PROVIDED, HOWEVER, that (i) exercisable GenCorp Options held by the Chief Executive
Officer of GenCorp will be converted into 33 1/3% of the Company's options and 66 2/3% of GenCorp's options and (ii) exercisable GenCorp Options held by the Chief Executive Officer of the Company will be converted into 66 2/3% of the Company's options and 33 1/3% of GenCorp options.

                  (b) Each Employee of the Company or a Participating Subsidiary of the Company that holds an unexercisable GenCorp Option will receive a number of unexercisable options for the Company's common stock which will, based upon
(i) the market price of the Company's common stock immediately after the Distribution and (ii) the exercise price for such options, have an aggregate intrinsic value equal to that of the unexercisable GenCorp Options immediately before the Distribution.

                  (c) For purposes of this section, any GenCorp Option that is exercisable in part and unexercisable in part shall be deemed to constitute two options: one to the extent exercisable and the other to the extent unexercisable.

         6.2 FORM: Each Option will be in writing which specifies the number of Shares subject thereto, the Option Price, the duration thereof and such other provisions as are set forth in the GenCorp Option with respect to which the Option was granted.

         6.3 OPTION PRICE: The Option Price for each Share subject to an Option will have the value assigned to it pursuant to the terms and conditions of the Agreement on Employee Matters.

         6.4 DURATION: Each Option will expire at such time as is set forth in the GenCorp Option with respect to which the Option was granted.

         6.5 EXERCISE: Options granted hereunder may be exercisable at such times and subject to such restrictions and conditions as are set forth in the GenCorp Option with respect to which the Option was granted.

         6.6 EXERCISE AND PAYMENT: Rights under an Option may be exercised in respect of Shares only after the exercise dates determined in accordance with
Section 6.5 and except as the Committee otherwise may determine, must be exercised in the following manner:

                  (a) WRITTEN NOTICE: The Participant must deliver to the Company's Secretary written notice of exercise, which sets forth the number of Shares in respect of which the Option is to be exercised and which must be not less than one hundred (100) Shares unless the number of Shares then subject thereto is less than one hundred.

                  (b) PAYMENT: The notice of exercise of an Option must be accompanied by full payment of the Option Price for the Shares in full in either
(i) cash (U.S. Dollars) or its equivalent or (ii) other form of consideration (including, without limitation, cash, Company securities or other property or any combination thereof) as the Committee may determine.



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         6.7 DELIVERY AND PAYMENT: As soon as practical after exercise of an
Option as provided in Section 6.7, the Company will deliver to the Participant a certificate for the Shares purchased under such Option.

         6.8 RESTRICTIONS ON SHARE TRANSFER: Restrictions on the transfer of Shares acquired pursuant to an Option including, without limitation, restrictions under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and any blue sky or state securities laws applicable to such Shares shall remain the same as such restrictions set forth in the GenCorp Option with respect to which the Option was granted.

                      7. WITHHOLDING
                         -----------

         7.1 TAX WITHHOLDING: The Company will have the power and the right to deduct and withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise of right, or payment made under or as a result of this Plan.

         7.2 SHARE WITHHOLDING: Unless the Committee otherwise determines, Participants may elect to satisfy, in whole or in part, any tax withholding requirement resulting from exercise of an Option or other taxable event hereunder by having the Company withhold Shares having a Market Value on the relevant date equal to the maximum amount of such withholding requirement.

                      8. BENEFICIARY DESIGNATION
                         -----------------------

         8.1 DESIGNATION: A Participant may name any Beneficiary (contingently or successively) to whom any benefit under an Option is to be paid if the Participant dies before receiving such benefit. Absent such designation, any benefit which is due but not paid to a Participant under an Option during his lifetime will be payable to the Participant's estate.

         8.2 EFFECTIVENESS: The designation of a Beneficiary will be effective only when the Participant designates his Beneficiary in the form prescribed by the Company and delivers it to the Company's Secretary during the Participant's lifetime.

         8.3 REVOCATION: The designation of a Beneficiary as herein provided will revoke each prior designation of a Beneficiary by the Participant.

                      9. TRANSFER AND TERMINATION
                         ------------------------

         9.1 NONTRANSFERABILITY: No right under any Option granted hereunder may be sold, transferred, pledged, assigned, alienated or hypothecated, or otherwise transferred to another person, whether by operation of law or otherwise, except by will, the laws of descent and distribution or a qualified domestic relations order. Further, each Option granted to a Participant under the Plan will be exercisable solely by the Participant during his lifetime.



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         9.2 TERMINATION: Subject to Section 10.2 of the Plan, any Option
granted under the Plan will lapse automatically or terminate in accordance with the terms as set forth in the GenCorp Option with respect to which the Option was granted.

                      10. RIGHTS OF EMPLOYEES
                          -------------------

         10.1 EMPLOYMENT: Nothing in the Plan (including, without limitation, the grant of an Option) will interfere with or limit the right of the Company, a Participating Subsidiary, GenCorp or any subsidiary of GenCorp to terminate any Participant's employment, nor confer to any Employee or Former Employee any right to continue or to obtain a position of employment with the Company, a Participating Subsidiary, GenCorp or any subsidiary of GenCorp.

         10.2 TRANSFER: For purposes of the Plan, transfer of a Participant's employment (i) between GenCorp or any subsidiary or GenCorp, on the one hand, and the Company or a Participating Subsidiary, on the other hand, in connection with the Distribution, (ii) between GenCorp and any subsidiary of GenCorp or
(iii) between the Company and a Participating Subsidiary will not be deemed a termination of employment, as such termination of employment is set forth in the GenCorp Option with respect to which the Option was granted.

         10.3 COMPENSATION: No benefit or other amount paid to a Participant pursuant to the Plan and/or any Option will be included in the Participant's compensation or earnings for purposes of any pension or other employee benefit plan of the Company or any Participating Subsidiary.

                      11. DISPUTES
                          --------

         11.1 DISPUTES: Subject to the terms of the ADR Agreement, the Committee will have full and exclusive authority to determine all disputes and controversies concerning the interpretation of the Plan and any Option granted hereunder to the fullest extent permitted by law.

         11.2 NOTICE: If any Participant disputes any decision or determination by the Company or any Participating Subsidiary concerning the administration of the Plan or any provision of the Plan or any Option granted hereunder, the Participant must give written notice to the Committee as to such dispute at least ninety (90) days prior to commencing any lawsuit or legal proceeding in connection therewith. The Participant must give such notice by delivering to the Company's Secretary written notice which identifies the dispute and any provision of the Plan or Option in question. Such notice will be a condition of such Option and failure to satisfy such condition will extinguish all rights of the Participant in respect of any Shares subject to the relevant Option, whether or not exercisable.

         11.3 DECISION: Promptly (but within seventy-five (75) days after notice of dispute), the Committee will review and decide the dispute and give the Participant written notice of its decision. Except as provided in Section 11.4 or the ADR Agreement, the Committee's decision will be final and binding on the Company, the Company's shareholders, Participating Subsidiaries, and the Participant (including his Beneficiary).

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         11.4 LAWSUIT: A Participant may institute a lawsuit in connection with the Committee's decision involving his rights under an Option within one hundred and eighty (180) days after receiving the Committee's decision, but such lawsuit will be limited to whether the Committee acted in good faith and its faith and its decision was reasonable under the circumstances and in light of the information available to and considered by the Committee.

                      12. AMENDMENT AND TERMINATION
                          -------------------------

         12.1 AMENDMENT AND TERMINATION: With the approval of the Directors, the Committee may amend, modify or terminate the Plan. However, without the approval of the Company's shareholders (as may be required by any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect hereto), no such amendment, modification or termination may:

                  (a) Increase the total number of Shares which may be issued under this Plan, except as provided in Section 3.3 or as may be necessary to implement the terms and conditions of the Agreement on Employee Matters; or

                  (b) Change the class of Employees or Former Employees eligible to participate in the Plan; or

                  (c) Materially increase the benefits of a Participant under an Option.

         12.2 LIMITATION: Except as provided in Section 3.3, no amendment, modification or termination of the Plan will adversely affect any Participant's rights under an Option previously granted under the Plan, without the written consent of the Participant.

                      13. INDEMNIFICATION
                          ---------------

         13.1 INDEMNITY: The Company will defend and indemnify each person who is or has been a member of the Committee in respect of any claim which is asserted against him and is based on his action or failure to take action under or in connection with the Plan or any agreement related to the Plan; provided that such person gives the Company notice of such claim, cooperates with the Company in defense of such claim, permits the Company to control the defense of such claim prior to his undertaking any defense on his own behalf and confers to the Company full authority to compromise and settle the claim.

         13.2 ADDITIONAL RIGHT: The indemnity provided under Section 13.1 will be in addition to, and not in lieu of, any other right of indemnification to which such person may be entitled under the Company's Amended and Restated Code of Regulations, as a matter of law or otherwise, and will not exclude any other power that the Company may have to defend and indemnify him.

                      14. REQUIREMENTS OF LAW
                          -------------------

         14.1 REQUIREMENTS OF LAW: The granting of Options and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.



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         14.2 GOVERNING LAW: To the extent not preempted by federal law, the
Plan and all Options hereunder will be governed by and interpreted in accordance with the laws of the State of Ohio.